Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1
TO SECOND AMENDED AND RESTATED GUARANTY

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED GUARANTY, dated as of October 24, 2005, (the “Amendment”) by and between Merrill Lynch Mortgage Capital Inc. (the “Buyer”), and Affordable Residential Communities, LP (the “Parent Guarantor”):

The Parent Guarantor has made that certain Second Amended and Restated Guaranty, dated as of April 6, 2005, in favor of the Buyer (the “Existing Guaranty”; as amended by this Amendment, the “Guaranty”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Guaranty.

The Buyer and the Parent Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Guaranty be amended to reflect certain agreed upon revisions to the terms of the Existing Guaranty.

Accordingly, the Buyer and the Parent Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Guaranty is hereby amended as follows:

Section 1.                                            Covenants. Section 11 of the Existing Guaranty is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:

“(c)  Maintenance of Tangible Net Worth.  As of the last day of each fiscal quarter, the REIT shall maintain a Tangible Net Worth of not less than (i) $425,000,000, on and after September 30, 2005 through and including December 31, 2006; (ii) $385,000,000, on and after January 1, 2007 through and including December 31, 2007; and (iii) $355,000,000, on and after January 1, 2008 through and including September 30, 2008.”

Section 2.                                            Conditions Precedent.  This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1                                 Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                  this Amendment, executed and delivered by a duly authorized officer of each of the Buyer and the Parent Guarantor; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 3.                                            Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Guaranty shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 4.                                            Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 5.                                  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.                                            Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Guaranty, the provisions of this Amendment shall control.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC.

	By:	/s/James B. Cason
Name: James B. Cason
Title: Vice President

Parent Guarantor:	AFFORDABLE RESIDENTIAL COMMUNITIES, LP

	By:	/s/Scott L. Gesell
Name: Scott L. Gesell
Title: Vice President